Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Global Real Estate Investments Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Global Real Estate Investments Fund for the period ended December 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Global Real Estate Investments Fund for the stated period.

/s/ Andrew J. Duffy Andrew J. Duffy President, Global Real Estate Investments Fund	/s/ Randolph S. Lewis Randolph S. Lewis Treasurer, Global Real Estate Investments Fund
Dated: May 11, 2011	Dated: May 11, 2011

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Global Real Estate Investments Fund, for purposes of Section 18 of the Securities Exchange Act of 1934.